UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 29, 2014

PORTER BANCORP, INC.
(Exact Name of Registrant as specified in Charter)

Kentucky	001-33033	61-1142247
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2500 Eastpoint Parkway, Louisville, Kentucky	40223
(Address of principal executive offices)	(Zip code)

(502) 499-4800
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02            Results of Operations and Financial Condition.

On October 29, 2014, Porter Bancorp, Inc. (the “Company”) reached a determination to restate its previously filed interim financial statements for the second quarter of 2014, following management’s review of the matter with the Audit Committee of the Company’s Board of Directors. See Item 4.02(a) below for additional information about the restatement and related matters.

Item 4.02(a)       Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On October 29, 2014, Porter Bancorp, Inc. (the “Company”) reached a determination to restate its previously filed interim financial statements for the second quarter of 2014.  The Company reached the determination to restate following management’s review of the matter with the Audit Committee and the Board of Directors.  The restatement will have the effect of increasing the Company’s reported net loss attributable to common shareholders from $672,000 to $6,330,000 for the three months ended June 30, 2014 and from $1,645,000 to $7,323,000 for the six months ended June 30, 2014.  The Company’s wholly owned subsidiary, PBI Bank, Inc. (the “Bank”), intends to amend its consolidated report of condition and income for June 30, 2014 as appropriate.

The restatement relates to updated fair value estimates of commercial real estate acquired by the Bank under the terms of a settlement agreement reached on June 24, 2014 with a borrower with which the Bank had been in contentious collection litigation.  The real estate was recorded at June 30, 2014 at estimated fair value less cost to sell based upon the information available to the Bank through the filing of the June 30, 2014 financial statements.  Due to the adversarial nature of the litigation, the Bank had been unable to obtain updated information material to a valuation of the real estate until it took possession shortly before the end of the second quarter of 2014. Later in the third quarter, after the Bank had appointed its own property manager, the Bank began to obtain updated information regarding the fair value of the real estate and subsequently determined that a restatement of the initial book value of the other real estate owned in the second quarter of 2014 was necessary.

Management’s internal review of these matters is ongoing.  If the Company obtains additional information material to its periodic financial reports, it will make appropriate disclosure.

The following summarizes the estimated effects of the restatement for the second quarter and six months ended June 30, 2014:

	Three months ended June 30, 2014			Six months ended June 30, 2014
	Previously Reported	Adjustment	Restated	Previously Reported	Adjustment	Restated
	(dollars in thousands except per share data)
Income Statement Changes:

Provision for loan losses	$-	$6,300	$6,300	$-	$6,300	$6,300

Non-interest expense	8,944	860	9,804	17,446	860	18,306

Net income (loss) before income taxes	(381)	(7,160)	(7,541)	(668)	(7,160)	(7,828)

Income tax expense (benefit)	(424)	(883)	(1,307)	(424)	(883)	(1,307)

Net income (loss) attributable to common	(672)	(5,658)	(6,330)	(1,645)	(5,678)	(7,323)

Basic and diluted earnings (loss) per common share	(0.06)	(0.47)	(0.53)	(0.14)	(0.47)	(0.61)

Stockholders' equity:

Common stockholder's equity (deficit)	(509)	(8,446)	(8,955)	(509)	(8,446)	(8,955)

Preferred stockholder's equity	38,283	-	38,283	38,283	-	38,283
Total stockholder's equity	$37,774	$(8,446)	$29,328	$37,774	$(8,446)	$29,328

Management has determined that a material weakness existed in the Company’s internal control over financial reporting at June 30, 2014.  The control weakness was identified in the process for estimating the fair value of commercial real estate deeded to the Bank as a result of foreclosure or by deed in lieu of foreclosure when the appraisal is in process at quarter end.  Our management, overseen by the Audit Committee, is working to implement steps to improve this process and remediate this control weakness.

Management has discussed these matters with its Board of Directors.  The Audit Committee has discussed the matters described in this Current Report with Crowe Horwath LLP, the Company’s independent registered public accounting firm.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of management of Porter Bancorp, Inc. and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause Porter Bancorp’s actual results to differ materially from those described in the forward-looking statements can be found in Porter Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2013, which has been filed with the Securities and Exchange Commission and is available on Porter Bancorp’s website (www.pbibank.com) and on the Securities and Exchange Commission’s website (www.sec.gov). Porter Bancorp does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTER BANCORP, INC.

Date: October 30, 2014	By	/s/ John T. Taylor
John T. Taylor
President and Chief Executive Officer